Exhibit 99.1

Envestnet Reports Fourth Quarter 2018 Financial Results

Chicago, IL — February 21, 2019 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter and year ended December 31, 2018.

	Three Months Ended			Year Ended
Key Financial Metrics	December 31,		%	December 31,		%
(in millions except per share data)	2018	2017	Change	2018	2017	Change
GAAP:
Total revenues	$210.1	$182.9	15%	$812.4	$683.7	19%
Net income (loss)	$(0.5)	$17.6	n/m	$4.0	$(3.3)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.00	$0.38	(100)%	$0.12	$(0.08)	n/m

Non-GAAP:
Adjusted EBITDA(1)	$47.5	$38.7	22%	$157.5	$128.9	22%
Adjusted net income(1)	$28.9	$18.7	55%	$91.1	$60.6	50%
Adjusted net income per diluted share(1)	$0.61	$0.40	53%	$1.92	$1.31	47%

n/m - Not meaningful

“In the fourth quarter, Envestnet grew revenue 15%, adjusted EBITDA 22%, and adjusted earnings per share 53% over the prior year period,” said Jud Bergman, Chairman and CEO.

“Looking forward, we expect robust growth in our subscription-based recurring revenue and continued growth in our asset-based recurring revenue, as customers continue to adopt our industry-leading wealth management and data solutions. We continue to enhance our platform for financial wellness - through innovation, integration and acquisition - to help firms, advisors and their clients achieve better financial outcomes. We look forward to continued growth opportunities ahead for Envestnet, our clients and our shareholders,” concluded Mr. Bergman.

Financial Results for the Fourth Quarter of 2018 Compared to the Fourth Quarter of 2017:

Total revenues increased 15% to $210.1 million for the fourth quarter of 2018 from $182.9 million for the fourth quarter of 2017. Revenues for FolioDynamix, which the Company acquired in January 2018, were $16.9 million for the fourth quarter of 2018. The Company’s total revenues for the fourth quarter of 2018 were negatively impacted by $3.6 million due to the adoption of ASU 2014-09. Excluding the effect of these items, total revenues grew 8% for the fourth quarter of 2018 compared to the prior year period.

Asset-based revenues were 58% of total revenues for the fourth quarter of 2018, compared to 61% of total revenues for the same period in 2017, and increased 11% from the prior year period. Subscription-based revenues were 37% of total revenues for the fourth quarter of 2018, compared to 36% of total revenues for the same period in 2017, and increased 19% from the prior year period. Professional services and other non-recurring revenues increased 36% from the prior year period.

Total operating expenses for the fourth quarter of 2018 increased 17% to $198.6 million from $170.2 million in the prior year period. Cost of revenues increased 17% to $67.9 million for the fourth quarter of 2018 from $58.0 million for the fourth quarter of 2017. Compensation and benefits increased 12% to $73.0 million for the fourth quarter of 2018 from $65.3 million for the prior year period. Compensation and benefits were 35% of total revenues for the fourth quarter of 2018, compared to 36% in the prior year period. General and administration expenses increased 24% to $38.4 million for the fourth quarter of 2018 from $30.8 million for the prior year period. General and administrative expenses were 18% of total revenues for the fourth quarter of 2018, compared to 17% in the prior year period. FolioDynamix was a significant contributor to the year-over-year increase in cost of revenues, compensation and benefits, and general and administrative expenses for the fourth quarter of 2018. Excluding FolioDynamix, operating expenses for the fourth quarter of 2018 increased 9% to $186.1 million compared to the prior year period.

Income from operations was $11.5 million for the fourth quarter of 2018 compared to $12.7 million for the fourth quarter of 2017. Net income attributable to Envestnet, Inc. was $0.2 million, or $0.00 per diluted share, for the fourth quarter of 2018 compared to net income of $17.6 million, or $0.38 per diluted share, for the fourth quarter of 2017.

Adjusted EBITDA(1) for the fourth quarter of 2018 increased 22% to $47.5 million from $38.7 million for the prior year period. Adjusted Net Income(1) increased 55% for the fourth quarter of 2018 to $28.9 million from $18.7 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the fourth quarter of 2018 increased 53% to $0.61 from $0.40 in the fourth quarter of 2017.

Financial Results for the Full Year of 2018 Compared to the Full Year of 2017:

Total revenues increased 19% to $812.4 million for the year ended December 31, 2018 from $683.7 million for the year ended December 31, 2017. Revenues for FolioDynamix, which the Company acquired in January 2018, were $68.1 million for the year ended December 31, 2018. The Company’s total revenues for the year ended December 31, 2018 were negatively impacted by $14.6 million due to the adoption of ASU 2014-09. Excluding the effect of these items, total revenues grew 11% for the year ended December 31, 2018 compared to the prior year period.

Asset-based revenues were 59% of total revenues for the year ended December 31, 2018 compared to 60% of total revenues for the same period in 2017, and increased 17% from the prior year period. Subscription-based revenues were 36% of total revenues for the year ended December 31, 2018, consistent with the prior year period, and increased 20% from the prior year period. Professional services and other non-recurring revenues increased 28% from the prior year period.

Total operating expenses for the year ended December 31, 2018 increased 20% to $798.2 million from $667.3 million in the prior year period. Cost of revenues increased 20% to $263.4 million for the year ended December 31, 2018 from $219.0 million for the year ended December 31, 2017. Compensation and benefits increased 20% to $317.2 million for the year ended December 31, 2018 from $264.4 million for the prior year period. Compensation and benefits were 39% of total revenues for the year ended December 31, 2018, consistent with the prior year period. General and administration expenses increased 16% to $140.0 million for the year ended December 31, 2018 from $121.0 million for the prior year period. General and administrative expenses were 17% of total revenues for the year ended December 31, 2018, compared to 18% in the prior year period. FolioDynamix was a significant contributor to the year-over-year increase in cost of revenues, compensation and benefits, and general and administrative expenses for the year ended December 31, 2018. Excluding FolioDynamix, operating expenses for the year ended December 31, 2018 increased 7% to $716.3 million compared to the prior year period.

Income from operations was $14.2 million for the year ended December 31, 2018 compared to $16.4 million for the year ended December 31, 2017. Net income attributable to Envestnet, Inc. was $5.8 million, or $0.12 per diluted share, for the year ended December 31, 2018 compared to net loss of $3.3 million, or $0.08 per diluted share, for the year ended December 31, 2017.

Adjusted EBITDA(1) for the year ended December 31, 2018 increased 22% to $157.5 million from $128.9 million for the prior year period. Adjusted Net Income(1) increased 50% for the year ended December 31, 2018 to $91.1 million from $60.6 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the year ended December 31, 2018 increased 47% to $1.92 from $1.31 in the year ended December 31, 2017.

PortfolioCenter® Acquisition

Today, the Company announced an agreement to acquire PortfolioCenter® from Schwab Performance Technologies®, a provider of portfolio management and reporting technology solution for independent registered investment advisors (RIAs). The transaction is expected to close in the first half of 2019. PortfolioCenter’s expected contribution to Envestnet’s 2019 financial results is included in the Outlook section below.

Outlook

The Company provided the following outlook for the first quarter ended March 31, 2019 and full year ended December 31, 2019. This outlook is based on the market value of assets on January 31, 2019.

In Millions Except Adjusted EPS	1Q 2019			FY 2019
GAAP:
Revenues:
Asset-based	$110.5	-	$111.5
Subscription-based	$82.5	-	$83.0
Total recurring revenues	$193.0	-	$194.5
Professional services and other revenues	$7.0	-	$7.5
Total revenues	$200.0	-	$202.0	$868.0	-	$880.0

Cost of revenues	$62.5	-	$63.0
Net income		-

Diluted shares outstanding		50.1
Net Income per diluted share		—

Non-GAAP:
Adjusted EBITDA(1)	$32.5	-	$33.0	$170.0	-	$175.0
Adjusted net income per diluted share(1)		$0.38		$2.05	-	$2.12

The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

The Company's expected revenue growth for 2019 is impacted by several items, as detailed in the table below.

Approximate Impact on Revenue Growth Rate vs 2018

	Recurring
Description	Asset-based	Subscription-based	Subtotal	Professional Services and Other	Total

Normalized Growth	9-11%	16-18%	12-14%	(1%)	11-13%

Market Impact	(5%)	—	(3%)	—	(3%)
Reclass to Subscription	(3%)	5%	—	—	—
Third Party Managers	(1%)	—	(1%)	—	(1%)
PortfolioCenter	—	3%	1%	—	1%
FolioDynamix	—	(1%)	(1%)	—	(1%)

Guidance Range	flat	23-25%	8-10%	(1%)	7-8%

Conference Call

Envestnet will host a conference call to discuss fourth quarter 2018 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800) 289-0438, or for international callers (323) 794-2423. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 3163368. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives.

Envestnet Wealth Solutions enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered independent advisors (RIAs). Envestnet Data & Analytics provides intelligent solutions that enable dynamic innovation through its Envestnet | Yodlee platform.

More than 3,500 enterprises and more than 96,000 advisors including: 15 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisors, and hundreds of Internet services companies leverage Envestnet technology and services.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non‑cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non‑controlling interest.

“Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non‑cash interest expense, non‑cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted‑average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 11-14 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2018, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisition of FolioDynamix will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenue, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications (“FinApps”), compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 21, 2019 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
312 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$289,345	$60,115
Fees receivable, net	68,004	51,522
Prepaid expenses and other current assets	23,557	19,470
Total current assets	380,906	131,107

Property and equipment, net	44,991	35,909
Internally developed software, net	38,209	22,174
Intangible assets, net	305,241	222,731
Goodwill	519,102	432,955
Other non-current assets	25,298	17,176
Total assets	$1,313,747	$862,052

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$133,298	$105,897
Accounts payable	19,567	11,097
Convertible Notes due 2019	165,711	—
Contingent consideration	732	2,115
Deferred revenue	23,988	21,246
Total current liabilities	343,296	140,355

Convertible Notes due 2023	294,725	—
Convertible Notes due 2019	—	158,990
Revolving credit facility	—	81,168
Contingent consideration	—	666
Deferred revenue	6,910	12,047
Deferred rent and lease incentive	17,569	15,185
Deferred tax liabilities, net	640	969
Other non-current liabilities	18,005	15,102
Total liabilities	681,145	424,482

Redeemable units in ERS	—	900
Equity:
Total stockholders’ equity	633,700	436,272
Non-controlling interest	(1,098)	398
Total liabilities and equity	$1,313,747	$862,052

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Asset-based	$122,872	$110,748	$481,233	$410,016
Subscription-based	77,799	65,192	295,467	245,867
Total recurring revenues	200,671	175,940	776,700	655,883
Professional services and other revenues	9,409	6,922	35,663	27,796
Total revenues	210,080	182,862	812,363	683,679

Operating expenses:
Cost of revenues	67,875	58,006	263,400	219,037
Compensation and benefits	73,014	65,313	317,188	264,392
General and administration	38,356	30,832	139,984	121,010
Depreciation and amortization	19,332	16,028	77,626	62,820
Total operating expenses	198,577	170,179	798,198	667,259

Income from operations	11,503	12,683	14,165	16,420
Other expense, net	(6,525)	(4,271)	(23,327)	(18,109)
Income (loss) before income tax provision (benefit)	4,978	8,412	(9,162)	(1,689)

Income tax provision (benefit)	5,490	(9,233)	(13,172)	1,591

Net income (loss)	(512)	17,645	4,010	(3,280)
Add: Net loss attributable to non-controlling interest	735	—	1,745	—
Net income (loss) attributable to Envestnet, Inc.	$223	$17,645	$5,755	$(3,280)

Net income (loss) per share attributable to Envestnet, Inc.
Basic	$0.00	$0.40	$0.13	$(0.08)

Diluted	$0.00	$0.38	$0.12	$(0.08)

Weighted average common shares outstanding:
Basic	45,985,791	44,404,104	45,268,002	43,732,148

Diluted	47,752,500	46,957,681	47,384,085	43,732,148

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$4,010	$(3,280)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,626	62,820
Deferred rent and lease incentive amortization	671	1,027
Provision for doubtful accounts	1,618	867
Deferred income taxes (benefits)	(23,629)	(4,597)
Stock-based compensation expense	40,245	31,331
Non-cash interest expense	14,534	8,994
Accretion on contingent consideration and purchase liability	222	512
Payments of contingent consideration	—	(357)
Loss allocation from equity method investment	1,146	1,469
Loss on disposal of fixed assets	189	76
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	(12,890)	(8,121)
Prepaid expenses and other current assets	(887)	(787)
Other non-current assets	(3,336)	(1,690)
Accrued expenses and other liabilities	12,939	16,810
Accounts payable	1,743	(442)
Deferred revenue	345	1,191
Other non-current liabilities	2,839	2,427
Net cash provided by operating activities	117,385	108,250

INVESTING ACTIVITIES:
Purchase of property and equipment	(20,524)	(14,945)
Capitalization of internally developed software	(24,068)	(12,624)
Investment in private companies	(1,200)	(1,450)
Acquisition of businesses	(194,617)	—
Other	(1,270)	—
Net cash used in investing activities	(241,679)	(29,019)

FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2023	$345,000	$—
Convertible Notes due 2023 issuance costs	(9,982)	—
Proceeds from borrowings on revolving credit facility	195,000	35,000
Payments on revolving credit facility	(276,168)	(62,500)
Revolving credit facility issuance costs	—	(94)
Payments of contingent consideration	(2,193)	(1,929)
Payments of definite consideration	—	(445)
Payments of purchase consideration liabilities	—	(235)
Issuance of common stock and warrants - private placement, net of offering costs	122,704	—
Payment of Term Notes	—	(35,862)
Proceeds from exercise of stock options	5,305	7,951
Purchase of treasury stock for stock-based tax withholdings	(20,816)	(13,974)
Purchase of ERS units	(6,560)	—

Issuance of restricted stock units	4	5
Net cash provided by (used in) financing activities	352,294	(72,083)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(592)	375

INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	227,408	7,523

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	62,263	54,740

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$289,671	$62,263

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Consolidated Balance Sheets:

	December 31,
	2018	2017
Cash and cash equivalents	$289,345	$60,115
Restricted cash included in prepaid expenses and other current assets	158	2,000
Restricted cash included in other non-current assets	168	148
Total cash, cash equivalents and restricted cash	$289,671	$62,263

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total revenues	$210,080	$182,862	$812,363	$683,679
Deferred revenue fair value adjustment	26	10	118	130
Adjusted revenues	$210,106	$182,872	$812,481	$683,809

Net income (loss)	$(512)	$17,645	$4,010	$(3,280)
Add (deduct):
Deferred revenue fair value adjustment	26	10	118	130
Interest income	(960)	(93)	(2,363)	(201)
Interest expense	7,055	3,676	25,203	16,347
Accretion on contingent consideration and purchase liability	13	104	222	512
Income tax provision (benefit)	5,490	(9,233)	(13,172)	1,591
Depreciation and amortization	19,332	16,028	77,626	62,820
Non-cash compensation expense	10,671	7,880	40,245	31,331
Restructuring charges and transaction costs	5,547	3,431	15,580	13,666
Severance	49	56	8,318	2,316
Litigation related expense	—	—	—	1,033
Foreign currency	413	198	(589)	494
Non-income tax expense adjustment	(466)	(1,388)	(590)	346
Loss allocation from equity method investment	77	485	1,146	1,469
Loss attributable to non-controlling interest	719	(61)	1,791	316
Adjusted EBITDA	$47,454	$38,738	$157,545	$128,890

Net income (loss)	$(512)	$17,645	$4,010	$(3,280)
Income tax provision (benefit) (1)	5,490	(9,233)	(13,172)	1,591
Loss before income tax provision (benefit)	4,978	8,412	(9,162)	(1,689)
Add (deduct):
Deferred revenue fair value adjustment	26	10	118	130
Accretion on contingent consideration and purchase liability	13	104	222	512
Non-cash interest expense	4,570	1,210	13,905	8,994
Non-cash compensation expense	10,671	7,880	40,245	31,331
Restructuring charges and transaction costs	5,547	3,431	15,580	13,666
Severance	49	56	8,318	2,316
Amortization of acquired intangibles	13,025	10,794	53,856	42,127
Litigation related expense	—	—	—	1,033
Foreign currency	413	198	(589)	494
Non-income tax expense adjustment	(466)	(1,388)	(590)	346
Loss allocation from equity method investment	77	485	1,146	1,469
Loss attributable to non-controlling interest	719	(61)	1,791	316
Adjusted net income before income tax effect	39,622	31,131	124,840	101,045
Income tax effect (2)	(10,697)	(12,452)	(33,705)	(40,418)
Adjusted net income	$28,925	$18,679	$91,135	$60,627

Basic number of weighted-average shares outstanding	45,985,791	44,404,104	45,268,002	43,732,148
Effect of dilutive shares:
Options to purchase common stock	1,173,064	1,596,965	1,304,493	1,649,225
Unvested restricted stock units	593,645	956,612	811,590	770,428
Diluted number of weighted-average shares outstanding	47,752,500	46,957,681	47,384,085	46,151,801

Adjusted net income per share - diluted	$0.61	$0.40	$1.92	$1.31

(1) For the three months ended December 31, 2018 and 2017, the effective tax rate computed in accordance with US GAAP equaled 110.3% and (109.8)%, respectively. For the year ended December 31, 2018 and 2017, the effective tax rate computed in accordance with US GAAP equaled 143.8% and (94.2)%, respectively.
(2) For 2018, an estimated normalized effective tax rate of 27% has been used to compute adjusted net income.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31, 2018
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$162,222	$47,858	$—	$210,080
Deferred revenue fair value adjustment	26	—	—	26
Adjusted revenues	$162,248	$47,858	$—	$210,106

Income (loss) from operations	$26,722	$(1,205)	$(14,014)	$11,503
Add:
Deferred revenue fair value adjustment	26	—	—	26
Accretion on contingent consideration and purchase liability	13	—	—	13
Depreciation and amortization	11,218	8,114	—	19,332
Non-cash compensation expense	5,198	2,987	2,486	10,671
Restructuring charges and transaction costs	720	822	4,005	5,547
Non-income tax expense adjustment	(1,053)	587	—	(466)
Severance	(49)	97	1	49
Other loss	67	4	(11)	60
Loss attributable to non-controlling interest	719	—	—	719
Adjusted EBITDA	$43,581	$11,406	$(7,533)	$47,454

	Three Months Ended December 31, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$141,267	$41,595	$—	$182,862
Deferred revenue fair value adjustment	2	8	—	10
Adjusted revenues	$141,269	$41,603	$—	$182,872

Income (loss) from operations	$27,172	$(2,749)	$(11,740)	$12,683
Add:
Deferred revenue fair value adjustment	2	8	—	10
Accretion on contingent consideration and purchase liability	104	—	—	104
Depreciation and amortization	7,027	9,001	—	16,028
Non-cash compensation expense	3,620	2,743	1,517	7,880
Restructuring charges and transaction costs	(402)	—	3,828	3,426
Non-income tax expense adjustment	(1,388)	—	—	(1,388)
Severance	12	44	—	56
Gain attributable to non-controlling interest	(61)	—	—	(61)
Adjusted EBITDA	$36,086	$9,047	$(6,395)	$38,738

	Year Ended December 31, 2018
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$632,605	$179,758	$—	$812,363
Deferred revenue fair value adjustment	110	8	—	118
Adjusted revenues	$632,715	$179,766	$—	$812,481

Income (loss) from operations	$75,491	$(10,013)	$(51,313)	$14,165
Add (deduct):
Deferred revenue fair value adjustment	110	8	—	118
Accretion on contingent consideration and purchase liability	222	—	—	222
Depreciation and amortization	45,139	32,487	—	77,626
Non-cash compensation expense	19,342	11,552	9,351	40,245
Restructuring charges and transaction costs	3,143	1,735	10,702	15,580
Severance	7,810	480	28	8,318
Non-income tax expense adjustment	(1,177)	587	—	(590)
Other loss	66	4	—	70
Loss attributable to non-controlling interest	1,791	—	—	1,791
Adjusted EBITDA	$151,937	$36,840	$(31,232)	$157,545

	Year Ended December 31, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
Revenues	$527,905	$155,774	$—	$683,679
Deferred revenue fair value adjustment	38	92	—	130
Adjusted revenues	$527,943	$155,866	$—	$683,809

Income (loss) from operations	$75,449	$(19,456)	$(39,573)	$16,420
Add:
Deferred revenue fair value adjustment	38	92	—	130
Accretion on contingent consideration and purchase liability	512	—	—	512
Depreciation and amortization	26,223	36,597	—	62,820
Non-cash compensation expense	15,191	10,880	5,260	31,331
Restructuring charges and transaction costs	366	—	13,300	13,666
Non-income tax expense adjustment	346	—	—	346
Severance	1,954	346	16	2,316
Litigation related expense	—	1,033	—	1,033
Loss attributable to non-controlling interest	316	—	—	316
Adjusted EBITDA	$120,395	$29,492	$(20,997)	$128,890

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	December 31,	March 31,	June 30,	September 30,	December 31,
	2017	2018	2018	2018	2018
	(in millions except accounts and advisors data)
Platform Assets
AUM	$141,518	$143,945	$148,537	$153,862	$150,591
AUA	308,480	353,379	360,850	388,066	291,934
Total AUM/A	449,998	497,324	509,387	541,928	442,525
Subscription	1,253,528	2,076,382	2,167,084	2,297,593	2,314,253
Total Platform Assets	$1,703,526	$2,573,706	$2,676,471	$2,839,521	$2,756,778
Platform Accounts
AUM	685,925	724,774	759,926	776,705	816,354
AUA	1,217,697	1,389,489	1,417,795	1,517,297	1,182,764
Total AUM/A	1,903,622	2,114,263	2,177,721	2,294,002	1,999,118
Subscription	5,054,015	7,985,777	8,042,900	8,185,667	8,865,435
Total Platform Accounts	6,957,637	10,100,040	10,220,621	10,479,669	10,864,553
Advisors
AUM/A	40,485	44,790	44,900	47,292	40,103
Subscription	25,566	43,037	43,700	45,619	56,237
Total Advisors	66,051	87,827	88,600	92,911	96,340

The following table summarizes the changes in AUM and AUA for the three months ended December 31, 2018:

	As of	Gross		Net	Market	Reclass to	As of
	9/30/2018	Sales	Redemptions	Flows	Impact	Subscription	12/31/2018
	(in millions except account data)
AUM	$153,862	$20,361	$(9,244)	$11,117	$(14,388)	$—	$150,591
AUA	388,066	36,502	(19,670)	16,832	(34,519)	(78,445)	291,934
Total AUM/A	$541,928	$56,863	$(28,914)	$27,949	$(48,907)	$(78,445)	$442,525

Fee-Based Accounts	2,294,002			118,047		(412,931)	1,999,118

The above AUM/A gross sales figures include $23.3 billion in new client conversions. The Company onboarded an additional $72.0 billion in subscription conversions during the fourth quarter, bringing total conversions for the quarter to $95.3 billion.

The following table summarizes the changes in AUM and AUA for the year ended December 31, 2018:

	As of	Folio-	Gross		Net	Market	Reclass to	As of
	12/31/2017	Dynamix	Sales	Redemptions	Flows	Impact	Subscription	12/31/2018
	(in millions, except account data)
AUM	$141,518	$8,736	$63,081	$(45,945)	$17,136	$(11,590)	$(5,209)	$150,591
AUA	308,480	33,182	141,037	(89,756)	51,281	(21,183)	(79,826)	291,934
Total AUM/A	$449,998	$41,918	$204,118	$(135,701)	$68,417	$(32,773)	$(85,035)	$442,525

Fee-Based Accounts	1,903,622	136,294			378,092		(418,890)	1,999,118

The above AUM/A gross sales figures include $60.5 billion in new client conversions. The Company onboarded an additional $148.1 billion in subscription conversions during 2018, bringing total conversions for the year to $208.6 billion.

Asset and account figures in the “Reclass to Subscription” column for the quarter and year ended December 31, 2018 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.